CONSENT OF INDEPENDENT ACCOUNTANTS


We  consent to the incorporation by reference in  Post-
Effective Amendment No. 2 to the Registration Statement
of  Badgley  Funds,  Inc.  (comprised  of  the  Badgley
Balanced  Fund  and the Badgley Growth Fund,  hereafter
referred to as the "Funds") on Form N-1A of our  report
dated  June  25,  1999, on our audit of  the  financial
statements and financial highlights of the Funds, which
report is included in the Annual Report to Shareholders
for  the year ended May 31, 1999, which is incorporated
by  reference in the Registration Statement.   We  also
consent to the reference to our Firm under the captions
"Independent   Accountants"   in   the   Statement   of
Additional Information and "Financial Highlights" in the Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
September 27, 1999